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                                                                     Exhibit 4.5

                             VOTING TRUST AGREEMENT

         This VOTING TRUST AGREEMENT (the "Agreement") is made and entered into as of this __ day of May, 1998, by and between HARBOR VIEW FUND, INC., a _________ corporation, with its principal offices at__________________________ ("HVFI"), SHELDON SCHWARTZ, an individual residing at ________________________ ("Schwartz") (HVFI and Schwartz collectively the "Shareholders") and REGISTRY MAGIC INCORPORATED, a Florida corporation, with its principal offices at One South Ocean Boulevard, Suite 206, Boca Raton, Florida 33432 (the "Company").

                              PRELIMINARY STATEMENT

         WHEREAS, the Company has an authorized capital of 30,000,000 shares of Common Stock, having a par value of $.001 per share (the "Common Stock"), of which 3,993,000 shares are issued and outstanding as of the date hereof;

         WHEREAS, contemporaneously herewith, the Company is undertaking an initial public offering of 1,600,000 shares of Common Stock;

         WHEREAS, Kenneth Orr acquired 240,000 shares of Common Stock (the "Shares") from Gregg Marcus pursuant to an agreement dated May 1, 1997. Thereafter Kenneth Orr transferred the Shares to Cori Orr, wife of Kenneth Orr;

         WHEREAS, Cori Orr has entered into a transaction to transfer 145,000 of the Shares to Schwartz and 95,000 of the Shares to HVFI;

         WHEREAS, Cori Orr received Warrants to purchase 100,000 shares of Common Stock (the "Warrants") as sole shareholder of First Cambridge Securities and has subsequently transferred such Warrants to HVFI. (Hereinafter the Shares and the Warrants are collectively the "Securities"); and

         WHEREAS, as a condition of the Company gaining inclusion to the NASDAQ SmallCap Market and in order to secure continuity and stability of policy and management of the Company, the Shareholders deem it advisable to deposit their Shares, and the shares issued upon exercise of the Warrants, in the Company with the Chairman of the Board of the Company (the "Trustee"). The Trustee has consented to act under this Agreement for the purposes herein provided.





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         NOW, THEREFORE, in consideration of the agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are conclusively acknowledged, the parties to this Agreement, intending to be legally bound, agree as follows:

         1. FILING OF AGREEMENT. Copies of this Agreement, and of every supplement, amendment or change, shall be filed in the principal office of the Company in the State of Florida, and in any other state where so required, and shall be open to the inspection of any shareholder of the Company during business hours. All voting trust certificates issued as hereinafter provided shall be issued, received and held subject to all of the terms of this Agreement. Every person entitled to receive voting trust certificates representing the Securities under this Agreement, upon accepting the voting trust certificate representing the Securities under this Agreement, shall be bound by the provisions of this Agreement.

         2. TRANSFER OF STOCK TO TRUSTEE.

                  (a) Simultaneous with the execution hereof, the Shareholders are depositing with the Trustee, their certificates for the Shares of the Company listed on the subscription page hereof. The stock certificates shall have been duly endorsed, or are accompanied by such instruments of transfer as to enable the Trustee to cause such certificates to be transferred into the name of the Trustee, as hereinafter provided. On receipt by the Trustee of the certificate for any such Shares and the transfer of the same into the name of the Trustee, the Trustee shall hold the same subject to the terms of this Agreement, and shall thereupon issue and deliver to the Shareholders a voting trust certificate for the Shares so deposited which shall be in the form annexed hereto as Exhibit A.

                  (b) Upon exercise of the Warrants, all shares underlying the Warrants shall be subject to the terms of this Agreement and shall be deposited with the Trustee pursuant to Section 2(a) above.

         3. RIGHTS AND DUTIES OF TRUSTEE.

                  (a) Until the actual delivery to the Shareholders of stock certificate(s) in exchange for the voting trust certificate, and until the surrender of the voting trust certificate for cancellation, the Trustee shall have the right, subject to the provisions of this paragraph hereinafter set forth, to exercise, in person or by his nominees or proxies, all Shareholder's voting rights and powers in respect of all shares of Common Stock deposited hereunder and as set forth below, and to take part in or consent to any corporate or shareholders' action of any kind whatsoever. The right to vote shall include the right to vote for the election of directors, and in favor of or against any resolution or proposed action of any character whatsoever, which may be presented at any meeting or require the consent of shareholders of the Company. Without limiting such general right, it is understood that such action or proceeding may include, upon terms satisfactory to the Trustee or to his nominees or proxies thereto appointed by him, mortgaging, creating a security interest


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in, and pledging of all or any part of the property of the Company, the lease or sale of all or any part of the property of the Company, for cash, securities, or other property, the dissolution of the Company, and the consolidation, merger, reorganization, or recapitalization of the Company.

                  (b) In voting the stock held by the Trustee hereunder, either in person or by his nominees or proxies, the Trustee shall vote such stock in the same proportion as all of the Company's shareholders vote or on matter submitted to them, and shall otherwise, insofar as he may as a shareholder of the Company, take such part or action in respect to the management of its affairs as he may deem necessary so that he may be advised of the affairs and management of the Company; and in voting upon any matters that may come before him at any shareholders' meeting, the Trustee shall exercise like judgment and voting, but he shall not be personally responsible with respect to any action taken pursuant to his vote so cast in any matter or act committed or omitted to be done under this Agreement, provided such commission or omission does not amount to intentional misconduct on his part.

                  (c) The Shareholders hereby release, waive and satisfy all claims, demands and causes of action, if any, that may arise out of or in connection with any acts or omissions of the Trustee made pursuant to this Agreement, except for acts or omissions that are finally determined by a court of competent jurisdiction to constitute gross negligence or intentional misconduct by the Trustee.


         4. TERM. This Agreement shall be irrevocable and continue in effect until the earlier of ten (10) years from the date hereof or such time as the Shareholders divest themselves of such Securities on the open market or a bona fide judicial settlement regarding the Securities.


         5. TRANSFER OF CERTIFICATE. This Agreement and the voting trust certificate issued under this Agreement shall not be transferable, and the Trustee shall not be required to recognize any transfer of a voting trust certificate. In the event of the loss, destruction or mutilation of a voting trust certificate issued hereunder, the Trustee, in his sole discretion, may issue a replacement voting trust certificate, upon receipt by the Trustee of (i) evidence of loss, destruction or mutilation satisfactory to the Trustee; (ii) indemnity satisfactory to the Trustee; (iii) the existing certificate, if mutilated; and (iv) the reasonable fees and expenses, including legal fees, in connection with the issuance of a replacement voting trust certificate.

         6. TERMINATION PROCEDURE.

                  (a) Upon the termination of this Agreement, the Trustee, at such time as he may choose during the period commencing twenty (20) days before and ending twenty (20) days after such termination, shall mail written notice of such termination to the


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Shareholders, at the address appearing on the transfer books of the Trustee.
After the date specified in any such notice (which date shall be fixed by the Trustee), the voting trust certificate shall cease to have any effect, and the Shareholders shall have no further rights under this Agreement other than to receive the certificate for the shares of the Company or other property distributable under the terms hereof and upon the surrender of such voting trust certificate.

                  (b) Within thirty (30) days after the termination of this Agreement, the Trustee shall deliver to the Shareholder, certificates for the number of shares of the Company represented thereby, upon the surrender of such voting trust certificate duly endorsed, such delivery to be made at the place designated by the Trustee.


                  (c) At any time following the termination of this Agreement, the Trustee shall deposit with the Company stock certificates for the number of shares of capital stock represented by the voting trust certificate then outstanding, with authority in writing to the Company to deliver such stock certificates in exchange for the voting trust certificate representing a like number of shares of the capital stock of the Company. Upon such deposit all further liability of the Trustee for the delivery of such stock certificates and the delivery or payment of dividends upon surrender of the voting trust certificate shall cease, and the Trustee shall not be required to take any further action hereunder.



                  (d) Notwithstanding the foregoing, upon notification of intent to sell on the open market or upon a bona fide judicial settlement, the Trustee shall deliver within 48 hours the Securities so as to permit such sale upon delivery of documentation reasonably satisfactory to the Trustee evidencing shareholders intent for open market sale of the securities or a bona fide judicial settlement.


         7. DIVIDENDS.

                  (a) Prior to the termination of this Agreement, the Shareholders shall be entitled to receive payments equal to the cash dividends, if any, received by the Trustee upon a like number and class of shares of capital stock of the Company as is called for by the voting certificate. If any dividend in respect of the shares deposited with the Trustee is paid, in whole or in part, in stock of the Company having general voting powers, the Trustee shall likewise hold, subject to the terms of this Agreement, the certificates for stock which are received by him on account of such dividend, and the Shareholders of the voting trust certificate representing stock on which such stock dividend has been paid shall be entitled to receive a voting trust certificate issued under this Agreement for the number of shares and class of stock received as such dividend with respect to the shares represented by such voting trust certificate.

                  (b) If any dividend in respect of the shares deposited with the Trustee is paid other than in cash or in capital stock having general voting powers, then the Trustee shall distribute the same to the Shareholders. Such distribution shall be to the Shareholders, in accordance with the number of shares represented by their voting trust certificate.


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                  (c) The transfer books of the Trustee may be closed
temporarily by the Trustee for a period not exceeding twenty (20) days preceding the date fixed for the payment or distribution of dividends or the distribution of assets or rights, or at any other time in the discretion of the Trustee.

         8. DISSOLUTION OF THE COMPANY. In the event of the dissolution or total or partial liquidation of the Company, whether voluntary or involuntary, the Trustee shall receive the monies, securities, rights or property to which the Shareholders of the shares of the Company deposited hereunder are entitled, and shall distribute the same to the Shareholders in proportion to their interest, as shown by the books of the Trustee, or the Trustee may in his discretion deposit such monies, securities, rights or property with any bank or trust company, with authority and instructions to distribute the same as above provided and upon such deposit all further obligations or liabilities of the Trustee in respect of all such monies, securities, rights or property so deposited shall cease.

         9. REORGANIZATION OF COMPANY. In case the Company is merged into or consolidated with another corporation, or all or substantially all of the assets of the Company are transferred to another corporation, then in connection with such transfer the term "Company" for all purposes of this Agreement shall be taken to include such successor corporation, and the Trustee shall receive and hold under this Agreement any stock of such successor corporation received on account of the ownership, as Trustee hereunder, of the stock held hereunder prior to such merger, consolidation and transfer. The voting trust certificate issued and outstanding under this Agreement at the time of such merger, consolidation or transfer may remain outstanding, or the Trustee may, in his discretion, substitute for such voting trust certificate a new voting trust certificate in appropriate form, and the terms "Shares", "stock" and "capital stock" as used herein shall be taken to include any stock which may be received by the Trustee in lieu of all or any part of the capital stock of the Company.

         10. COMPENSATION AND REIMBURSEMENT OF TRUSTEE. The Trustee shall serve without compensation. The Trustee shall have the right to incur and pay such reasonable expenses and charges and to employ and pay such agents, attorneys, and counsel as he may deem necessary and proper for carrying this Agreement into effect. Any such expenses or charges incurred by and due to the Trustee may be deducted from the dividends or other monies or property received by the Trustee on the stock deposited hereunder. Nothing herein contained shall disqualify the Trustee or successor Trustees or incapacitate them from serving the Company or any of its subsidiaries as officer or director, or in any other capacity, or from receiving compensation in any such capacity.


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         11. RESIGNATION AND DEATH OF TRUSTEE.

                  (a) The Trustee may, at any time, resign by mailing to the Shareholders and the Company a written resignation, to take effect ten (10) days thereafter or upon the prior acceptance thereof.

                  (b) Any vacancy in the office of trustee hereunder, whether due to the death, incapacity, resignation or otherwise, of the Trustee, a successor trustee shall assume the position of trustee hereunder. Such successor trustee shall be the individual designated by the Board of Directors of the Company, in writing, prior to the occurrence of the vacancy, or if no successor trustee has been designated by the Board of Directors of the Company, the successor trustee shall be designated by the President of the Company. In the event of the failure to designate a successor trustee as provided in this paragraph, then this Voting Trust Agreement shall terminate and the provisions of Paragraph 7 hereof shall be in effect for purposes of establishing the termination procedures applicable hereto.

         12. NOTICE.

                  (a) Unless otherwise specifically provided herein, any notice to or communication with the Shareholders shall be in writing and shall be deemed to be sufficiently given or made if hand delivered or three (3) days after deposit in the United States Certified Mail, Return Receipt Requested, or by overnight delivery with receipt properly acknowledged, and properly addressed to the Shareholders at their address appearing on the transfer books of the Trustee, or if to the Trustee, the address furnished by the Trustee to the Company, or, if no such address is furnished, to the Trustee in care of the Company. The address of the Shareholders, as shown on the transfer books of the Trustee, shall in all cases be deemed to be the address of such Shareholders for all purposes under this Agreement, without regard to what other or different addresses the Trustee may have for the Shareholders on any other books or records of the Trustee.

                  (b) All distributions of cash, securities, or other property hereunder by the Trustee to the Shareholder may be made, in the discretion of the Trustee, in the same manner as hereinabove provided for the giving of notices to the Shareholder.

         13. HEADINGS. The section and subsection headings herein are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         14. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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         15. GOVERNING LAW. This Agreement shall be governed by the laws of the
State of Florida.

         16. BINDING EFFECT. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

         17. ENTIRE AGREEMENT. This Agreement is the entire agreement of the parties covering everything agreed upon or understood in the transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof.

         18. SEVERABILITY. If any part of this Agreement is determined by a court of competent jurisdiction to be unenforceable the balance of the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

                                          HARBOR VIEW FUND, INC.



                                          By:
                                             -----------------------------------
                                          Name:
                                          Its:



                                          --------------------------------------
                                          SHELDON SCHWARTZ


                                          REGISTRY MAGIC INCORPORATED



                                          By:
                                             -----------------------------------
                                          Name:
                                          Its:


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                                   EXHIBIT "A"

NO.  __________                                               __________ SHARES


                           REGISTRY MAGIC INCORPORATED
                              A Florida Corporation
                    Voting Trust Certificate for Common Stock

         This certifies that __________ (the "Shareholder") is entitled to all the benefits arising from the deposit with the Trustee under the Voting Trust Agreement (the "Agreement") herein mentioned, of certificates for _____ shares of Common Stock (the "Common Stock") of REGISTRY MAGIC INCORPORATED, a Florida corporation (hereinafter called the "Company"), as provided in such Agreement and subject to the terms thereof. Until the Trustee shall have delivered the stock held under such Agreement to the holder of this voting trust certificate, or to the Company, as specified in such Agreement, the Trustee shall possess and shall be entitled to exercise all rights and powers of an absolute owner of such stock, including the right to vote thereon for every purpose, it being expressly stipulated that no voting right passes to the owner hereof, or his assigns, under this certificate or any agreement, expressed or implied.

         This certificate is issued, received and held under, and the rights of the owner hereof are subject to, the terms of a Voting Trust Agreement dated May __, 1998, between the Company, Harbor View Fund, Inc., and Sheldon Schwartz (copies of which agreement, and of every agreement amending or supplementing the same, are on file in the principal offices of the Company in the State of Florida, and at the Company's registered office in any other state where so required and shall be opened to the inspection of any shareholder of the Company daily during business hours), and to all the provisions of which Agreement the holder of this certificate, by acceptance hereof, assents and is bound as if such Voting Trust Agreement had been signed by him in person.

         The Agreement shall continue in full force and effect until such time as the Shareholder divests its ownership in the Common Stock.

         This certificate, the stock ownership represented hereby, any disposition hereof and the rights of any holder hereof are limited, controlled by and subject to the terms of the Agreement which is on file at the offices of the Company in the State of Florida, and in any other state where so required. No transfer or attempted transfer hereof or of any interest herein shall be valid or effective. A copy of the Agreement will be furnished without charge to the record holder of this certificate upon written request to the Company at its principal place of business. The holder hereof agrees that at any time, the holder may transfer, devise or otherwise dispose of the shares underlying this voting trust certificate, at which time the shares shall not be subject to the Agreement, and, additionally, the shares shall convert into



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ordinary Common Stock of the Company in proportion to the number of shares represented by the voting trust certificate.

         This certificate shall not be valid for any purpose until duly signed by the Trustee.

         The word "Trustee" as used in this certificate means the Trustee acting under such Voting Trust Agreement.

         IN WITNESS WHEREOF, the Trustee has signed this certificate on ____________, 1998.

                                              ----------------------------------
                                                                  , Trustee

         For value received and subject to the terms and conditions of the Agreement, the undersigned Shareholder hereby assigns the within certificate, and all rights and interests represented thereby, to Lawrence Cohen, Trustee and appoints such Trustee as his attorney to transfer this certificate on the books of the Trustee with full power of substitution.

DATED:  May ___, 1998

                                              ______________, Shareholder

                                              By:
                                                 -------------------------------
                                              Name:
                                              Its:



                                              __________________________(Seal)



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